Exhibit 99.1

Global Technologies, LTD Announces Formation of GTLL Advisory Group, LLC to Expand Advisory Services in Health and Wellness Sector

Greensboro, NC – August 22, 2025 – Global Technologies, LTD (OTCPK: GTLL), a diversified public muti-operational company focused on innovation in health and wellness, today issued a strategic update following significant adjustments to its operating structure and portfolio.

Global Technologies, LTD today announced the formation of its wholly owned subsidiary, GTLL Advisory Group, LLC, a Wyoming limited liability company created to provide advisory and consulting services to small and medium-sized businesses. The new subsidiary will initially focus on the health and wellness industry, including medical spas, clinics, and wellness centers.

In connection with the launch, GTLL Advisory Group has filed to register the trade name “Glowell Advisors” with the Wyoming Secretary of State. Upon approval, the company will conduct business under the Glowell Advisors brand and operate online through its website at www.glowelladvisors.com.

GTLL Advisory Group will be managed on an interim basis by H. Wyatt Flippen, Chief Executive Officer of Global Technologies, LTD, until a dedicated manager is hired to lead company. The company has several contracts in the pipeline for future client engagements.

“We believe that GTLL Advisory Group and the Glowell Advisors brand will strengthen our presence in the growing wellness services sector,” said Wyatt Flippen, CEO of Global Technologies, LTD. “By leveraging our expertise and expanding into advisory services, we are positioning Global Technologies to create new growth opportunities and deliver long-term value to shareholders.”

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future growth opportunities, client engagements, management hiring, and the anticipated operations of GTLL Advisory Group, LLC and Glowell Advisors. These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied. Factors that could cause such differences include, among others, changes in market conditions, competition, regulatory developments, and the ability of the Company to attract and retain clients and personnel. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Contact:
Wyatt Flippen, CEO and Chairman of the Board
W.Flippen@globaltechnologiesltd.info